UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): March 17, 2005

NATIONAL FINANCIAL PARTNERS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31781	13-4029115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

787 Seventh Avenue, 11th Floor, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(212) 301-4000

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors

(d) The Board of Directors (the “Board”) of National Financial Partners Corp. (the “Company”) appointed Dr. John A. Elliott as a director of the Company, effective as of March 17, 2005. Dr. Elliott will stand for reelection at the Company’s 2005 Annual Meeting of Stockholders (the “Annual Meeting”) as a nominee for director. Dr. Elliott has not been named to any committee of the Board at this time. However, it is anticipated that Dr. Elliott will be named to the Board’s Audit, Executive and Nominating and Corporate Governance Committees prior to the Annual Meeting. There are no arrangements or understandings between Dr. Elliott and any other persons pursuant to which Dr. Elliott was elected as a director of the Company. Dr. Elliott has no direct or indirect material interest in any transaction or proposed transactions to which the Company was or is to be a party.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Financial Partners Corp.

Date: March 17, 2005

By:	/s/ Mark C. Biderman
Name:	Mark C. Biderman
Title:	Executive Vice President and Chief Financial Officer

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